                                                                            Exhibit 23(j)

                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Developing Markets Fund:

We consent to the use in this  Registration  Statement of Oppenheimer  Developing  Markets Fund of our report dated
September  23,  2002,  included in the  Statement of  Additional  Information,  which is part of such  Registration
Statement,  and to the  references  to  our  firm  under  the  headings  "Financial  Highlights"  appearing  in the
Prospectus,  which is also  part of such  Registration  Statement,  and  "Independent  Auditors"  appearing  in the
Statement of Additional Information.

                                                                            /s/ KPMG LLP
                                                                             KPMG LLP

Denver, Colorado
October 21, 2002